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                                    EXHIBIT 5


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                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099



February 26, 1999



The Topps Company, Inc.
One Whitehall Street
New York, NY  10004

Ladies and Gentlemen:

We have acted as counsel to The Topps Company, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about February 26, 1999, in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 264,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, issuable under The Topps Company, Inc. 1994 Non-Employee Director Stock Option Plan (Amended and Restated as of May 18, 1998) (the "Plan").

As counsel for the Company, we have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of rendering this opinion.

Based on the foregoing, we are of the opinion that the Shares to be originally issued have been duly and validly authorized for issuance and, when originally issued in accordance with the terms of the Plan for a consideration of at least $0.01 per Share, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

Very truly yours,

/s/ Willkie Farr & Gallagher